UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2018

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Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

450 East 29th Street

New York, New York 10016

 (Address of principal executive offices and zip code)

(212) 308-6000

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2018 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Board”) of Kadmon Holdings, Inc. (“Kadmon”) approved a grant of nonqualified performance-based stock options (the “Options”) under the Kadmon 2016 Equity Incentive Plan, as amended (the “Plan”) to certain of Kadmon’s executive officers. Dr. Harlan W. Waksal, President and Chief Executive Officer, Konstantin Poukalov, Executive Vice President and Chief Financial Officer, and Steven N. Gordon, Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer (each, a “Grantee”) were granted 982,500, 307,500 and 307,500 Options, respectively, which represents the maximum number of Options that may be earned if all three performance milestones (each, a “Performance Goal”) are achieved during the three-year period following the Grant Date (the “Performance Period”), as described below. If two of the three Performance Goals are achieved during the Performance Period, two-thirds of the Options may be earned (the “Target” number of Options), and if one of the three Performance Goals are achieved during the Performance Period (the minimum performance threshold for the Options), one-third of the Options may be earned. In addition to the achievement of the Performance Goals, the Options are also subject to time-based vesting requirements. Each Option was granted with an exercise price of $4.06 per share.

The Options may be earned based on the achievement of three separate Performance Goals related to Kadmon’s operating and research and development activities during the Performance Period, subject to the Grantee’s employment through the achievement date. If no Performance Goals are achieved during the Performance Period, the Options will be forfeited. Any Options earned upon the achievement of a Performance Goal will generally vest in three equal installments on specified vesting dates between the date of achievement of the Performance Goal and the third anniversary of the Grant Date based on continued employment; provided, that, if the relevant achievement date for a Performance Goal occurs after the second anniversary of the Grant Date, the full vesting of the Options earned will occur on the one year anniversary of the date of achievement of the applicable Performance Goal.

Unvested Options will be forfeited upon the Grantee’s termination of employment, unless the Grantee is terminated by Kadmon without cause or resigns for good reason or due to the Grantee’s death or disability, in which case earned but unvested Options will accelerate and vest (and unearned Options will be forfeited). If the Grantee is terminated by Kadmon for cause, all Options, whether earned, unearned, vested or unvested, will be forfeited. If a change in control (as defined in the Plan) occurs during the Performance Period, the Target number of Options will be deemed earned (if not previously earned), and any unearned Options will be forfeited. In addition, following a change in control (whether such change in control occurs within or after three years following the Grant Date), and subject to the terms of the Plan, Options earned upon such change in control will vest on the first anniversary of the change in control based on continued employment, and any Options earned prior to the change in control will vest no later than the first anniversary of the change in control based on continued employment; provided, that, in each case, any unvested Options will vest upon a Grantee’s earlier termination by Kadmon without cause or resignation for good reason.

The description of the Options contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan and the individual stock option award agreements, which are in substantially the same form as the copy of the form of stock option award agreement attached hereto as Exhibit 10.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Performance Stock Option Award Agreement under Amended and Restated Kadmon Holdings, Inc. 2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kadmon Holdings, Inc.

Date: April 9, 2018	By:	/s/ Konstantin Poukalov
	Name:	Konstantin Poukalov
	Title:	Executive Vice President, Chief Financial Officer